Exhibit 99.2

Consent to Director Designation in Registration Statement on Form S-1

for iHeartMedia, Inc.

I hereby consent to being identified as a director designee in the Registration Statement on Form S-1 of iHeartMedia, Inc. and all pre and post-effective amendments thereto.

By:	/s/ Gary Barber
Gary Barber

Date:	3/28/19